Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Wednesday, October 19, 2005

(713) 651-4300

KEY ENERGY PROVIDES ACTIVITY UPDATE

AND ANNOUNCES PURCHASE OF NEW RIGS

HOUSTON, TX, October 19, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) today announced the purchase of new well service rigs, rig hours for the month of September 2005 and select financial data for the month ended August 31, 2005.

NEW RIG CONSTRUCTION

The Company has entered into an agreement to purchase 30 new-generation, foreign manufactured well service rigs.  The Company anticipates that it will receive 5 well service rigs during 2005 with the balance of the rigs to be delivered in 2006.  The purchase will include eighteen 400-horsepower well service rigs and twelve 500-horsepower well service rigs which are designed with enhanced safety features and technology to reduce downtime.  This purchase will be in addition to the 60 well service rigs that the Company expects to remanufacture during 2006.  The Company anticipates that the majority of both the new rigs and the remanufactured rigs will be used to replace existing capacity, although a portion of the rigs will be used to meet the increasing demand for the Company’s services.

Commenting on the new well service rig purchases, Dick Alario, Chairman and CEO, stated, “We continue to be very pleased with industry conditions and are excited about the opportunity to enhance our well service rig fleet.  Recently, we have received requests from customers seeking long-term contracts for our well service rigs.  We are currently evaluating these opportunities and anticipate that we may secure contracts for a portion of our new well service rigs before year-end.”

1301 McKinney Street, Suite 1800, Houston, Texas 77010

ACTIVITY UPDATE

Overall activity levels remain strong.  The Company’s operations in South Louisiana and the Gulf Coast of Texas did see some short-term disruptions due to Hurricane Rita.  The Company incurred no major damage to any of its well service rigs; however, several company facilities, including those located in High Island, Texas and Lake Charles, Louisiana, did incur wind and flood damage, which the Company estimates the repair cost to be less than $100,000.   The Company estimates that lost revenue associated with Hurricanes Rita and Katrina will be less than $2.5 million for the month of September.  Additionally, the Company also incurred costs and expenses associated with non-productive time as a result of the storms.

Mr. Alario commented, “We were very fortunate to have not incurred any material damage to our equipment or facilities as a result of Hurricanes Rita and Katrina.  Certain locations did incur short-term activity disruptions which affected our September monthly financial results; however, all of our impacted facilities are now operational.”

	Month Ending
	9/30/2005	8/31/2005	9/30/2004
Working Days	21	23	21
Rig Hours	218,973	236,966	206,237
Trucking Hours	199,489	215,807	226,768

The Company calculates working days as total weekdays for the month less any company holidays that fall in that month.  For the month of October 2005, there are 21 working days.

SELECT FINANCIAL DATA

Set forth below is certain financial information for the Company for the month ended August 31, 2005. The information provided has been prepared by management in accordance with generally accepted accounting principles but is unaudited and has not been reviewed by the Company’s independent accountants.  The table does not contain all the information or notes that would be included in the Company’s financial statements.

Month Ended
8/31/05
(In thousands - Unaudited)
Select Operating Data:
Revenues
Well servicing (1)	$86,614
Pressure Pumping	15,870
Fishing and Rental Services	7,183
Other	176
Total revenues	$109,843

Costs and Expenses
Well servicing	$54,731
Pressure Pumping	9,042
Fishing and Rental Services	4,350
General and administrative	10,814
Interest (2)	4,310

8/31/05
(In thousands - Unaudited)
Select Balance Sheet Data:
Current Assets
Cash and cash equivalents (3), (4)	$114,313
Accounts receivable, net of allowance for doubtful accounts	208,314
Inventories	21,190
Prepaid expenses and other current assets	21,873
Total current assets	$365,690

Current Liabilities
Accounts payable	68,129
Other accrued liabilities	78,041
Accrued interest	15,321
Current portion of long-term debt and capital lease obligations	4,826
Total current liabilities	$166,317

Long-term debt, less current portion (5)	$425,709
Capital lease obligations, less current portion	9,652
Deferred Revenue	182
Non-current accrued expenses	39,341

(1)	The Well Servicing category includes the financial results of the Company’s remaining contract drilling assets which are located in Argentina, Appalachia and the Powder River Basin of Wyoming.

(2)	Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $102,000 for the month ended August 31, 2005.

(3)

Cash and cash equivalents at October 18, 2005 totaled approximately $113,338,000. On October 5, 2005, the Company, through borrowings under its new credit facility and cash on hand, repaid $150 million principal amount of 6 3/8% senior notes due 2013, plus accrued interest.

(4)	Capital expenditures were approximately $14,051,000 for the month ended August 31, 2005.

(5)	There were no outstanding borrowings under the Company’s revolving credit facility at October 18, 2005.

The information herein represents the results for only one month and the information herein is not necessarily indicative of the results that may be reported for the quarter ended September 30, 2005. The information herein is select financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements. Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2005 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements; risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases; risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease; risks of potential disruptions of operations or damage to facilities or equipment resulting from severe weather conditions in the regions in which the Company operates; risks affecting the certainty or timing of delivery of the new well service rigs or the ability of the Company to remanufacture its current rig fleet, including risks affecting the timing associated with the remanufacturing process; risks affecting revenues to be derived from  the new or remanufactured rigs, including whether the Company will be able to secure long-term contracts for such rigs at above market prices; and  risks affecting the Company’s international operations and potential opportunities. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.